EXHIBIT 6.2

                             [GOVERNMENT LOGO HERE]
                       GOVERNMENT OF ANTIGUA AND BARBUDA



Director of Offshore Gaming
Expediter of International Investment

Office of the Prime Minister
Queen Elizabeth Highway,
ST. JOHN'S, ANTIGUA, W.I.

Tel: (268)-462-0773/462-4956
E-mail: mcallisterg@candw.ag



August 5, 1999

Mr. Terence Bowering
President, Manager Director
Net Force Entertainment Inc.
P.O. Box W-645,
St, John's. Antigua

Dear Mr. Bowering,


This letter serves as notification of the approval of the application for Virtual Casino/Sports Wagering License for Net Force Entertainment Inc., a company duly incorporated under the laws of Antigua and Barbuda. Your office will be notified when the License Certificate is available.

I remain,


/s/ Gyneth A. McAllister
Mrs. Gyneth A. McAllister

License #0138A

                    [FREE TRADE & PROCESSING ZONE LOGO HERE]
                              ANTIGUA AND BARBUDA
                          FREE TRADE & PROCESSING ZONE
                   CERTIFICATE AUTHORIZING THE ESTABLISHMENT
                        AND OPERATION OF BUSINESS IN THE
                          FREE TRADE & PROCESSING ZONE

     Pursuant to Section 11 of the Free Trade & Processing Zone Act No. 12 of 1994, the Commission certifies that: NET FORCE ENTERTAINMENT INC.
                                     -------------------------------------------
                                                  (Name of Business)

which was incorporated under the laws of Antigua & Barbuda on the 5th day of August 1999, is licensed and authorized to establish and operate

      An Offshore Virtual Casino Wagering and Sportsbook Wagering business
--------------------------------------------------------------------------------
                               (Type of Business)
                                for the period August 5, 1999 to August 4, 2000.
within the Free Trade & Processing Zone in Antigua.


                                                       /s/ signature
                                                       -------------------------
                                                              Commissioner


                                                       /s/ signature
                                                       -------------------------
                                                                Chairman

                                            Dated this 1st day of September 1999

                                            In antigua and Barbuda

                                            License fee remains the same for a
                                            period of five (5) years.